UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report - July 30, 2013

iMedicor, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(I.R.S. Employer Identification No.)

523 Avalon Gardens Drive, Nanuet, NY	10954
(Address of Principal Executive Offices)	(Zip Code)

845-371-7380
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.2 below for a description of the issuance of unregistered securities to Mr. Fred Zolla and Mr. Robert McDermott.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2013 the Board of Directors (the "Board") of IMedicor, Inc. (the "Company") appointed Jose Luis Guerra Jr. to serve as a director of the Company until the next Annual Meeting of Shareholders or until his successor is elected and qualified.

Mr. Guerra, Jr.,age 57 formed Integrated Realty Group (IRG) in 1984 as a diversified real estate brokerage, development, and consulting firm.  Immediately following formation, IRG began assisting the Resolution Trust Corporation with disposition of trust assets.  Assistance included direct brokerage, consulting, and acquisition of assets for IRG's portfolio, as well as the portfolios of several IRG partnerships and 3rd-party partnerships. Over the past 30 years, IRG has developed several raw-land assets into Master Planned Communities, Residential Subdivisions for national, regional and local builders, and high-end commercial projects.  Mr. Guerra represented investors and investment entities in acquiring and selling office buildings, warehouses, industrial buildings, and raw land.  Main areas of responsibility include acquisitions, completion of market assessment and financial feasibility models, master planning, and entitlements.  Mr. Guerra is a licensed Real Estate Broker in the State of Texas and also serves on two public company boards as well as other public service boards in the San Antonio, Texas area.  Mr. Guerra attended San Antonio College, the  University of Texas at San Antonio and the American College of Real Estate.

On July 3, 2013, the Board appointed John Schneller and Robert McDermott to serve as directors of the Company until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

Mr. Schneller age 48 is a Partner and senior investment banker at Scura Paley and Company in New York. Prior to joining Scura Paley, Mr. Schneller was an investment analyst and money manager at Knott Partners, a multi-billion dollar, value-based, New York hedge fund from 2002 to 2007. Mr. Schneller’s area of expertise includes analysis and investing in long-short debt and equity securities. His expertise includes analysis in the fields of intellectual property, technology and telecommunications, consumer, media, electronic content distribution, nanotechnology, healthcare and business services. Prior to Knott Partners, Mr. Schneller was an Executive Director and Senior Research Analyst at CIBC World Markets, from 2000 – 2001. Prior to CIBC, from 1997 – 2000, Mr. Schneller was a Vice President and Senior Research Analyst at Stephens Inc., a multi-billion dollar merchant bank, where he focused on Business Services, IT Services, Marketing and Media Services and various software applications. Mr. Schneller was an Associate Analyst at Donaldson, Lufkin and Jenrette, from 1996 – 1997, where he focused on Business Services and Photography and Electronic Imaging. Mr. Schneller received his Masters degree in Business Administration from the Johnson Graduate School of Management at Cornell University, a Masters degree in Public Administration from Suffolk University in Boston and a B.A. in History from the University of Massachusetts at Amherst.

Robert McDermott, age 46, has been CEO of the Company since June 1, 2013. From April 2012 to June 2013, he was  President of DoDilio LLC.  Dodilio created a custom research exchange for Investors and Research Providers that allowed custom research to be purchased per the Investors specifications. While there he brought the company from pre-launch to exceeding that company’s business plan. From 2010 through April of 2012, Mr. McDermott was President of   Danwood America, a subsidiary of the Danwood Group of the United Kingdom, one of the world's largest independent suppliers of office printing equipment and document management solutions.  At Danwood America, he was accountable for all sales, customer satisfaction, new business, development of sales teams and defined business and marketing strategy.  In 2010, Danwood America had acquired AXSA Document Solutions Inc., of Florida ("AXSA"), a company that Mr. McDermott was a founder and was CEO for 15 years. AXSA, is a software and imaging company, and was acknowledged by INC 500 as one of America’s fastest growing companies. Mr. McDermott  received degrees in Business Management and Finance from Dowling College in New York in 1994.

On June 1, 2013, Fred Zolla, Chief Executive Officer, entered into an Employment Agreement with the Company. Pursuant to the terms of the Employment Agreement, Mr. Zolla will assume the position of Executive Chairman of the Board of Directors for a period of  two years.  Mr. Zolla will receive an annual base salary of $200,000, plus an annual bonus up to 100% of his base salary, which bonus is to be determined by the Board.  In addition, Mr Zolla ECB was awarded and vested in an option to acquire 100,000,000 shares of the Company’s common stock (the "Common Stock Option". The Common Stock Option:  (i) has an exercise price of $.017 per share; (ii) is exercisable for the five year period from the date of the Employment Agreement; and, (iii) contains a provisions for a "cashless exercise" at the discretion of Mr. Zolla. The Common Stock option shall vest as follows: (X) one 1/3 of the Common Stock Shares at the execution of this agreement, (Y)1/3 on the first year anniversary (June 1, 2014); and (Z) 1/3 on the second anniversary (June 1, 2015). Further, Mr. Zolla was awarded Warrants to acquire 5 shares of the Company’s Series B Preferred Stock, or their equivalent (the "Series B Warrants").  The Series B Warrants: (i) have an exercise price of $125,000 per share; and (ii) are exercisable from the date of vesting until the end of the five year period from the date of the Employment Agreement. The Series B Warrants become vested as follows: (x) one 1/3 of the Series B Warrants immediately, (y)1/3 on the first year anniversary date (June 1, 2014); and (z) 1/3 on the second anniversary date (June 1, 2015). All Series B Warrants will vest immediately in the case of change of control of the Company, death or permanent disability of Mr. Zolla  Any Series B Warrants that are not vested at the time that  Mr. Zolla is terminated for cause or he voluntarily terminates his employment with the Company, will be void.

The foregoing is a only a summary of the major terms of the Employment Agreement with Mr. Zolla. For a full description of  the Employment Agreement with Mr. Zolla , see the  Exhibit 99(1) attached hereto.

On July 1, 2013, Robert McDermott entered into an Employment Agreement (the "McDermott Agreement") with the Company Pursuant to the terms of the McDermott Agreement, Mr. McDermott has assumed the position of Chief Executive Officer of the Company.  The McDermott Agreement is for a period of two years and Mr. McDermott is to receive a base annual salary of $200,000 plus an annual bonus up to 100% of his base salary, which bonus is to be determined by the Board. In addition, Mr McDermott was awarded an option to acquire 100,000,000 shares of the Company’s common stock (the "McDermott Common Stock Option").  20,000,000 of the McDermott Common Stock Option was vested on July 1, 2013, with the remaining McDermott Common Stock Options to be vested at the rate of 20,000,000 each on the subsequent anniversary dates of the date of the McDermott Agreement.. The Common Stock Option has an exercise price equal to the Ten (10) trading day closing price of the shares prior to the Effective Date. and, (iii) contains a provisions for a "cashless exercise" at the discretion of Mr. McDermott. Further, Mr. McDermott was awarded 5 shares of the Company’s Series B Preferred Stock, or their equivalent (the "McDermott Series B Grant").  One share of the McDermott Series B Grant was vested on July 1, 2013, with the remaining McDermott Series B Shares to be vested at the rate of one each on the subsequent anniversary dates of July 1, 2013.

The foregoing is a only a summary of the major terms of the Employment Agreement with Mr. McDermott. For a full description of  the Employment Agreement with Mr. McDermott , see the  Exhibit 99(2) attached hereto.

Exhibit No.	Description

99(1)*	Employment Agreement with Fred Zolla
99(2)*	Employment Agreement with Robert McDermott
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMEDICOR, INC. (Registrant)

Dated: July 30, 2013	By:	/s/ Robert McDermott
Robert McDermott
Chief Executive Officer